UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

DCT INDUSTRIAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33201	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800

Denver, CO 80202

(Address of principal executive offices)

(303) 597-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 2, 2011, we issued a press release entitled “DCT INDUSTRIAL TRUST INC. REPORTS FIRST QUARTER 2011 RESULTS” which sets forth disclosure regarding our results of operations for the first quarter ended March 31, 2011. A copy of this press release as well as a copy of the supplemental information referred to in the press release are made available on our website and are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. This Item 2.02 and the attached exhibits 99.1 and 99.2 are provided under Item 2.02 of Form 8-K and are furnished to, and shall not be deemed to be “filed” with, the Securities and Exchange Commission.

DCT Industrial Trust Inc. will hold its first quarter 2011 earnings conference call on Tuesday, May 3, 2011, at 11:00 a.m. Eastern time. You may join the conference call through a live Internet webcast via DCT Industrial’s website at http://www.dctindustrial.com by clicking on the webcast link in the Investor Relations page of the website. Alternatively, you may join the conference call by telephone by dialing (877) 317-6789 or (412) 317-6789. If you wish to participate, please call approximately five minutes before the conference call is scheduled to begin. If you are unable to join the live conference call, you may access the webcast replay until Wednesday August 3, 2011 on DCT Industrial’s website. A telephone replay will be available through May 18, 2011 following the call by dialing (877) 344-7529 or (412) 317-0088 and using the passcode 449782. Please note that the full text of the press release and supplemental schedules are available through DCT Industrial’s website at http://www.dctindustrial.com. The information contained on DCT Industrial’s website is not incorporated by reference herein.

Set forth below are several non-GAAP financial measures that are included in the attached press release together with the most directly comparable GAAP financial measure.

For the three months ended March 31, 2011, Net Loss Attributable to Common Stockholders was $8.5 million, or $0.04 per diluted share. In our press release referred to above, we disclose Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as adjusted for acquisition costs and impairment, to be $23.4 million, or $0.09 per diluted common share and unit for the three months ended March 31, 2011. For the three months ended March 31, 2010, Net Loss Attributable to Common Stockholders was $7.2 million, or $0.04 per diluted common share. For the three months ended March 31, 2010, FFO, as adjusted for acquisition and debt modification costs was $24.0 million, or $0.10 per diluted common share and unit.

For the three months ended March 31, 2011, Loss From Continuing Operations was $9.8 million. In our press release referred to above, we disclose our net operating income, or NOI, to be $44.2 million for the three months ended March 31, 2011. For the three months ended March 31, 2010, Loss From Continuing Operations was $7.7 million. Our NOI was $40.1 million for the same period in 2010.

For the three months ended March 31, 2011, our Loss From Continuing Operations increased $2.1 million from a loss of $7.7 million for the three months ended March 31, 2010 to a loss of $9.8 million for the same period in 2011. In our press release referred to above, we disclose that our same store NOI, excluding revenue from lease terminations, for the three months ended March 31, 2011 declined 0.7% compared to the same period in 2010 and decreased 2.3% on a cash basis.

Our percentage of debt to total assets was 42.1% and 44.5% at March 31, 2011 and December 31, 2010, respectively. In our press release referred to above, we disclose that the percentage of net debt to total gross assets, less cash and accumulated depreciation and amortization, was 34.7% and 36.8%, for the same periods. We believe that this percentage, calculated using debt, reduced for existing cash balances, mortgage premiums, net and total assets, excluding accumulated depreciation and amortization, is a useful supplemental measure of our leverage. The market value of real estate assets often does not decline in the formulaic manner in which depreciation and amortization accrues with respect to those assets for GAAP accounting purposes. Accordingly, we believe that providing a supplemental measure of our leverage, reduced for existing cash balances, based on the book value of our total assets, excluding existing cash balances and the cumulative effect of these depreciation and amortization accruals, provides investors with a useful supplemental measure of our leverage.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press release dated May 2, 2011 and entitled “DCT INDUSTRIAL TRUST INC. REPORTS FIRST QUARTER 2011 RESULTS”
99.2	Supplemental information entitled “DCT INDUSTRIAL FIRST QUARTER 2011 SUPPLEMENTAL REPORTING PACKAGE”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.
May 3, 2011
	By:	/s/ Philip L. Hawkins
		Name:	Philip L. Hawkins
		Title:	President and Chief Executive Officer

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